EXHIBIT 99.9
                                  ------------

           AMENDMENT NO. 2 TO INTELLECTUAL PROPERTY SECURITY AGREEMENT
           -----------------------------------------------------------

      This AMENDMENT NO. 2 is made as of the 11th day of July, 2002 (the "Amendment") by and between Kevin Kimberlin Partners, L.P., a Delaware limited partnership ("KKP"), The Immune Response Corporation, a Delaware corporation ("Seller"), Oshkim Limited Partnership ("Oshkim"), and The Kimberlin Family 1998 Irrevocable Trust (the "Trust").

      WHEREAS, the Seller and the KKP entered into that certain Intellectual Property Agreement, dated as of November 9, 2001, as amended by Amendment No. 1 to Intellectual Property Security Agreement, dated as of February 14, 2002, by and between KKP, Seller and Oshkim (the "IP Agreement").

      WHEREAS, the Seller proposes to issue and sell Additional Securities (as defined in that certain Note Purchase Agreement, dated November 9, 2001, by and between KKP and Seller and as amended) to the Trust and the Trust wishes to purchase Additional Securities from Seller.

      WHEREAS, the parties desire to amend the IP Agreement to add the Trust and any affiliates of KKP, Oshkim and/or the Trust as parties and in certain other respects as set forth below.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the parties hereby amend the IP Agreement and agree as follows:

      1. Effective as of the date of this Amendment, the IP Agreement is hereby amended as follows:

            a. The Trust and any affiliates of KKP, Oshkim and/or the Trust shall be parties to the IP Agreement.

            b. All references in the IP Agreement to "Lender" shall be deemed to refer to the Trust, Oshkim, KKP and any affiliates of the foregoing.

      2. Except as specifically provided herein, the IP Agreement, as originally executed by the parties thereto and as amended hereby, shall remain in full force and effect.

      3. Any defined terms not defined herein shall have the respective meanings set forth in the IP Agreement.

      4. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      5. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such jurisdiction.



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      IN WITNESS WHEREOF,  the parties hereto have executed this Amendment as of the date first above written.

                                    KEVIN KIMBERLIN PARTNERS, L.P.


                                    By:_________________________________
                                          Name:_________________________
                                          Title:________________________



                                    OSHKIM LIMITED PARTNERSHIP


                                    By:_________________________________
                                          Name:_________________________
                                          Title:________________________



                                    THE KIMBERLIN FAMILY 1998 IRREVOCABLE
                                      TRUST


                                    By:_________________________________
                                          Name:_________________________
                                          Title:________________________


                                    THE IMMUNE RESPONSE CORPORATION


                                    By:_________________________________
                                          Name:_________________________
                                          Title:________________________